Exhibit 99.1

GFI Group Inc. Announces First Quarter 2013 Results; Declares Quarterly Cash Dividend

•                  GAAP Total Revenues: $244.4 Million; Non-GAAP Total Revenues: $242.7 Million

•                  GAAP Net Revenues: $201.5 Million; Non-GAAP Net Revenues: $199.8 Million

•                  Software, Analytics and Market Data revenues: $22.2 Million, up 10.8% year-over-year

•                  GAAP Net Income: $4.7 Million or $0.04 per Diluted Share

•                  Non-GAAP Net Income: $7.2 Million or $0.06 per Diluted Share

•                  Cash Earnings: $27.2 Million or $0.22 per Diluted Share

New York, April 25, 2013 — GFI Group Inc. (NYSE: GFIG), a leading provider of wholesale brokerage services, clearing services, and electronic execution and trading support products for global financial markets,  reported today its financial results for the first quarter ended March 31, 2013.

Highlights

•                  Non-GAAP net revenues decreased 11.8% to $199.8 million in the first quarter of 2013, from $226.4 million in the first quarter of 2012.

•                  Brokerage revenues for the first quarter of 2013 declined 14.7% to $176.6 million, from $207.2 million in the first quarter of 2012.

•                  Revenues from trading software, analytics and market data products for the first quarter of 2013 were $22.2 million, up 10.8% from $20.0 million in the first quarter of 2012.

•                  Compensation and employee benefits expense in the first quarter of 2013 was 68.6% of net revenues on a non-GAAP basis, as compared to 68.8% in the first quarter of 2012.

•                  Non-compensation expenses were 26.8% on a non-GAAP basis in the first quarter of 2013.  This compares with 25.4% in the first quarter of 2012.

•                  Net income for the first quarter of 2013 was $7.2 million, or $0.06 per diluted share, on a non-GAAP basis compared with $8.4 million, or $0.07 per diluted share, in the first quarter of 2012.

•                  Cash earnings for the three month period ended March 31, 2013 were $27.2 million, or $0.22 per diluted share, compared with $30.3 million, or $0.24 per diluted share, for the same period in 2012.

Colin Heffron, Chief Executive Officer of GFI, commented: “We made further tangible progress in reducing GFI’s cost structure across the board in the first quarter with a lower compensation ratio despite declining industry-wide trading volumes.  Non-GAAP net revenues and brokerage revenues were down 11.8% and 14.7%, respectively, while GFI’s software, analytics and market data revenues grew 10.8% largely due to continued growth at Trayport.  At the same time, GFI’s proprietary trading platforms saw increased electronic matching volume in a variety of products and regions.

“We continued to reduce GFI’s cost base through both headcount reductions and by building more flexibility into our compensation arrangements.  We believe we are on track to reach in excess of $50 million in total cost savings in 2013, as compared to 2011 expense levels, and we expect to realize improved profitability compared to last year.

“Through April 24th, GFI’s preliminary April 2013 total revenues are tracking up approximately 9% compared with April last year.

“GFI’s cash EPS was $0.22 per diluted share in the first quarter of 2013.  We are pleased to declare a quarterly cash dividend to GFI shareholders of $0.05 per share.”

GAAP Results

GAAP net revenues were $201.5 million in the first quarter 2013, compared with $226.6 million in the first quarter of 2012.  GAAP net income was $4.7 million, or $0.04 per diluted share, in the first quarter of 2013, compared with $4.8 million, or $0.04 per diluted share, in the first quarter of 2012.  Compensation and employee benefits expense in the first quarter of 2013 was 68.0% on a GAAP basis, as compared with 68.7% in the first quarter of 2012.  Non-compensation expenses, on a GAAP basis, for the first quarter of 2013 were $64.4 million, or 32.0% of net revenues, compared with $63.2 million, or 27.9% of net revenues, in the first quarter of 2012.

Revenues

Net revenues were $199.8 million on a non-GAAP basis in the first quarter of 2013, as compared with $226.4 million in the first quarter of 2012.

Brokerage revenues were $176.6 million compared with $207.2 million in the first quarter of 2012. Revenues from fixed income, equity and commodity products were down 24.0%, 11.5% and 22.8%, respectively, compared with the first quarter of 2012.  Financial product revenues were up 3.5% over the same period.  By geographic region, brokerage revenues for the first quarter of 2013 declined 16.2% in the Americas, 12.9% in Europe, Middle East and Africa and 17.6% in Asia-Pacific, as compared with the same quarter of 2012.

Revenues from trading software, analytics and market data products for the first quarter of 2013 were $22.2 million, up 10.8% from $20.0 million in the first quarter of 2012.

Expenses

For the first quarter of 2013, compensation and employee benefits expense was $137.0 million compared with $155.8 million in the first quarter of 2012.  Compensation and employee benefits expense was 68.6% of net revenues on a non-GAAP basis in the first quarter of 2013, compared with 68.8% of net revenues in the first quarter of 2012.   Non-compensation expenses, on a non-GAAP basis, for the first quarter of 2013 were $53.5 million, or 26.8% of net revenues, compared with $57.5 million, or 25.4% of net revenues, in the first quarter of 2012.

Earnings

Non-GAAP net income for the first quarter of 2013 was $7.2 million, or $0.06 per diluted share, compared with net income of $8.4 million, or $0.07 per diluted share, in the first quarter of 2012.

The effective non-GAAP tax rate for the first quarter of 2013 was approximately 20.0%, as compared to 35.0% in the first quarter of 2012.

Dividend Declaration

The Board of Directors of GFI has declared a quarterly cash dividend of $0.05 per share payable on May 31, 2013 to shareholders of record as of May 17, 2013.

Non-GAAP Financial Measures

To supplement GFI’s unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP provision for or benefit from income taxes, non-GAAP net income, non-GAAP diluted earnings per share, cash earnings and cash earnings per share.  These non-GAAP financial measures currently exclude from the Company’s statement of income amortization of acquired intangibles and certain other items that management views as non-operating, non-recurring or non-cash as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating, non-recurring or non-cash items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.  The non-GAAP financial measures also take into account estimated adjustments to income tax expense with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. GFI’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity, as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes. Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets on its financial results. GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of these non-GAAP financial measures to GAAP is included in the financial tables attached to this release.

Conference Call

GFI has scheduled an investor conference call to discuss its First quarter results at 8:30 a.m. (Eastern Time) on Friday, April 26, 2013. Those wishing to listen to the live conference call via telephone should dial 1-800-860-2442 in North America and +1-412-858-4600 outside of North America, and ask for “GFI”.

A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available.

Supplementary Financial Information

GFI has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,000 people with additional offices in London, Paris, Nyon, Hong Kong, Seoul, Singapore, Manila, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima, Mexico City, Dubai, Dublin, Tel Aviv, Los Angeles and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking Statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Christopher Giancarlo

Executive Vice President

investorinfo@gfigroup.com

Chris Ann Casaburri Grimmett

Investor Relations Manager

212-968-4167

chris.grimmett@gfigroup.com

Media Contact:

Patricia Gutierrez

Vice President - Public Relations

212-968-2964

patricia.gutierrez@gfigroup.com

- FINANCIAL TABLES FOLLOW -

GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands except share and per share data)

	Three Months Ended
	March 31,
	2013	2012
Revenues
Agency commissions	$126,572	$144,580
Principal transactions	50,065	62,588
Total brokerage revenues	176,637	207,168
Clearing services revenues	38,064	28,127
Interest income from clearing services	737	521
Equity in net earnings of unconsolidated businesses	3,059	1,420
Software, analytics and market data	22,158	19,999
Other income	3,737	2,940
Total revenues	244,392	260,175

Interest and transaction-based expenses
Transaction fees on clearing services	36,908	26,962
Transaction fees on brokerage services	5,807	6,125
Interest expense from clearing services	160	440
Total interest and transaction-based expenses	42,875	33,527
Revenues, net of interest and transaction-based expenses	201,517	226,648

Expenses
Compensation and employee benefits	137,015	155,778
Communications and market data	13,587	15,666
Travel and promotion	8,061	10,089
Rent and occupancy	7,212	6,792
Depreciation and amortization	8,308	9,148
Professional fees	6,727	6,168
Interest on borrowings	7,688	6,815
Other expenses	12,824	8,473
Total other expenses	201,422	218,929

Income before (benefit from) provision for income taxes	95	7,719

(Benefit from) provision for income taxes	(4,859)	2,779

Net income before attribution to non-controlling stockholders	4,954	4,940

Less: Net income attributable to non-controlling interests	280	148
GFI’s net income	$4,674	$4,792

Basic earnings per share	$0.04	$0.04
Diluted earnings per share	$0.04	$0.04

Weighted average shares outstanding - basic	115,384,022	115,498,177

Weighted average shares outstanding - diluted	125,552,041	125,350,139

GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

As a Percentage of Net Revenues

	Three Months Ended
	March 31,
	2013	2012
Revenues
Agency commissions	62.8%	63.8%
Principal transactions	24.8%	27.6%
Total brokerage revenues	87.6%	91.4%
Clearing services revenues	18.9%	12.4%
Interest income from clearing services	0.4%	0.2%
Equity in net earnings of unconsolidated businesses	1.5%	0.6%
Software, analytics and market data	11.0%	8.8%
Other income	1.9%	1.4%
Total revenues	121.3%	114.8%

Interest and transaction-based expenses
Transaction fees on clearing services	18.3%	11.9%
Transaction fees on brokerage services	2.9%	2.7%
Interest expense from clearing services	0.1%	0.2%
Total interest and transaction-based expenses	21.3%	14.8%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%

Expenses
Compensation and employee benefits	68.0%	68.7%
Communications and market data	6.8%	6.9%
Travel and promotion	4.0%	4.5%
Rent and occupancy	3.6%	3.0%
Depreciation and amortization	4.1%	4.0%
Professional fees	3.3%	2.7%
Interest on borrowings	3.8%	3.0%
Other expenses	6.4%	3.8%
Total other expenses	100.0%	96.6%

Income before (benefit from) provision for income taxes	0.0%	3.4%

(Benefit from) provision for income taxes	-2.4%	1.2%

Net income before attribution to non-controlling stockholders	2.4%	2.2%

Less: Net income attributable to non-controlling interests	0.1%	0.1%
GFI’s net income	2.3%	2.1%

GFI Group Inc. and Subsidiaries

Selected Financial Data (unaudited)

(Dollars in thousands except per share data)

	Three Months Ended
	March 31,
	2013	2012

Brokerage Revenues by Product Categories:
Fixed Income	$46,742	$61,511
Financial	51,916	50,155
Equity	33,216	37,533
Commodity	44,763	57,969

Total brokerage revenues	$176,637	$207,168

Brokerage Revenues by Geographic Region:
Americas	$68,779	$82,076
Europe, Middle East, and Africa	89,342	102,608
Asia-Pacific	18,516	22,484

Total brokerage revenues	$176,637	$207,168

	March 31,	December 31,
	2013	2012

Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$216,144	$227,441
Cash held at clearing organizations, net of customer cash	31,298	19,636
GFI’s total balance sheet cash	247,442	247,077
Balance sheet cash per share	2.06	2.11

Total assets (1)	1,269,444	1,180,061
Total debt	250,000	250,000
Stockholders’ equity	422,062	425,082

Selected Statistical Data:
Brokerage personnel headcount (2)	1,165	1,188
Employees	2,033	2,062
Broker productivity for the period (3)	$151	$125

(1)                                 Total assets include receivables from brokers, dealers and clearing organizations of $355.5 million and $252.7  million at March 31, 2013 and December 31, 2012, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations and to clearing customers, for these unsettled transactions.

(2)                                 Brokerage personnel headcount includes brokers, traders, trainees and clerks.

(3)                                 Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.

GFI Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands except share and per share data)

	Three Months Ended
	March 31,
	2013	2012

GAAP revenues	$244,392	$260,175
Mark-to-market (gain) loss on forward hedges of future foreign currency revenues	(969)	1,304
Fair value mark-to-market gain on future purchase commitment	(744)	(1,827)
Fair value mark-to-market loss on warrants on investee shares	22	316
Total Non-GAAP Revenues	242,701	259,968

GAAP interest and transaction-based expenses	42,875	33,527

Non-GAAP revenues, net of interest and transaction-based expenses	199,826	226,441

GAAP other expenses	201,422	218,929
Amortization of intangibles	(2,498)	(2,906)
Writedown of available for sale securities	—	(2,700)
Expenses from start-up operations	(8,413)	—
Non-GAAP other expenses	190,511	213,323

Non-GAAP pre-tax income	9,315	13,118

Income tax impact on Non-GAAP items	4,067	1,812
Plus: Non-operating adjustment for the recognition of a tax benefit related to interest income between international affiliates	2,655	—
Non-GAAP provision for income taxes	1,863	4,591

Less: Net income attributable to non-controlling interests	280	148

GFI’s Non-GAAP net income	$7,172	$8,379

Non-GAAP diluted net income per share	$0.06	$0.07

Pre-tax adjustments to arrive at cash earnings
Amortization of RSUs	8,142	9,052
Amortization of prepaid sign-on and retention bonuses	6,112	6,595
Depreciation and other amortization	5,810	6,242
Total pre-tax adjustments to cash earnings	20,064	21,889

Non-GAAP pre-tax cash earnings from ongoing operations	29,379	35,007

Non-GAAP provision for income taxes	1,863	4,591

Less: Net income attributable to non-controlling interests	280	148

GFI’s Non-GAAP net cash earnings from ongoing operations	$27,236	$30,268

Non-GAAP cash earnings per share	$0.22	$0.24

Weighted average shares outstanding - diluted	125,552,041	125,350,139

GFI Group Inc.

Adjusted EBITDA

($ in ‘000’s, except share and per share amounts)	1Q12	2Q12	3Q12	4Q12	1Q13	Last twelve months (LTM)

Net income (loss) per U.S. GAAP before attribution to non-controlling interests	$4,940	$5,335	$(8,805)	$(11,114)	$4,954

Plus: Net (income) loss attributable to non-controlling interests	(148)	(15)	112	(258)	(280)
GFI’s net income (loss)	4,792	5,320	(8,693)	(11,372)	4,674

Plus: Extraordinary and other non-recurring pretax items (i.e., non-GAAP adjustments)	5,399	(3,128)	6,457	3,013	9,220

Plus: Interest expense	7,255	6,685	6,820	7,098	7,848

Less: Interest income	(680)	(622)	(614)	(849)	(928)

Plus: Income tax expense (benefit)	2,779	2,282	1,638	1,688	(4,859)

Plus: Depreciation and amortization expense (excluding intangibles)	6,242	6,174	6,324	6,591	5,810

Plus: Amortization of RSUs	9,052	7,830	7,751	7,732	8,142

Plus: Amortization of prepaid sign-on and retention bonuses	6,595	6,041	6,296	6,540	6,112

Adjusted EBITDA	$41,434	$30,582	$25,979	$20,441	$36,019	$113,021

Weighted average shares outstanding - diluted						125,552,041

Adjusted EBITDA per share (pre-tax)						$0.90